Scudder RREEF Real Estate Fund, Inc.

Item 77C(a), (b) and (c): Registrant incorporates by reference Registrant's Proxy Statement filed on March 27, 2003 (Accession No.0000950123-03-003340).

Item 77C(c): Registrant incorporates by reference Registrant's Semi-Annual Report dated June 30, 2003 filed on August 29, 2003 (Accession No. 0000088053-03-000772), which details the matters proposed to shareholders and the shareholder votes cast.